Exhibit 99.1

Quintiles 1st Quarter 2016 Results

•	Agreement to merge with IMS Health in all-stock transaction to create Quintiles IMS, an industry-leading information and technology-enabled healthcare services provider

•	8.4% constant currency service revenue growth compared to the first quarter of 2015

•	$0.89 diluted adjusted EPS representing 23.6% growth compared to the first quarter of 2015

•	Net new business of $1.03 billion in the first quarter of 2016, representing a 0.93 book-to-bill and resulting in backlog of $12 billion as of March 31, 2016

•	Cash flow from operations of $112.1 million and free cash flow of $85.9 million in the three months ended March 31, 2016

•	Reaffirming full year 2016 service revenue constant currency growth guidance of 7.0% to 8.5% compared to full year 2015 and diluted adjusted EPS guidance of $3.70 to $3.85 per share, representing growth of 11.1% to 15.6% compared to full year 2015

•	First quarter 2016 earnings results conference call rescheduled to 9:00 a.m. EST today

Research Triangle Park, NC, May 3, 2016 – Quintiles Transnational Holdings Inc. (“Quintiles” or the “Company”) (NYSE: Q) today reported its financial results for the quarter ended March 31, 2016.

For the three months ended March 31, 2016, the Company’s service revenues were $1.11 billion which represents growth of 7.6%, or $78.0 million, including an unfavorable foreign currency impact of $8.1 million compared to the same period last year. The Company’s growth in service revenues, excluding the impact of foreign currency fluctuations (“constant currency”), was 8.4% with 12.6% growth in the Product Development segment and a decline of 3.1% in the Integrated Healthcare Services segment.

Adjusted income from operations was $181.9 million in the first quarter of 2016, representing growth of 22.5% compared to the same period last year. The adjusted income from operations margin was 16.4%, representing 200 basis points of expansion compared to the same period last year, including 60 basis points of benefit from revenue mix shift as a result of faster revenue growth in Product Development and further leveraging of the Company’s cost structure, with the remainder resulting from favorable currency fluctuations. Adjusted net income was $108.3 million in the first quarter of 2016, representing growth of 18.7% compared to the same period last year. Diluted adjusted earnings per share was $0.89 in the first quarter of 2016, representing growth of 23.6% compared to the same period last year.

Reported GAAP income from operations was $178.8 million, reported GAAP net income attributable to Quintiles was $106.7 million, and reported GAAP diluted earnings per share was $0.88 for the three months ended March 31, 2016. Reconciliations of the non-GAAP measures to the corresponding GAAP measures, including adjusted income from operations, adjusted net income, and diluted adjusted earnings per share, are attached to this press release.

Net new business of $1.03 billion was recorded for the first quarter, representing a book-to-bill ratio of 0.93. The first quarter net new business and book-to-bill ratio were negatively impacted by certain customer awards on large opportunities that were delayed into the second quarter of 2016. During April, the Company obtained awards resulting in stronger than usual net new business and recorded the largest dollar volume of new business in Product Development in the first month of any quarter since the Company’s initial public offering in 2013. Entering the second quarter of 2016 the Company also had its largest dollar value pipeline in Product Development since going public in 2013. Ending backlog was $12 billion at March 31, 2016.

“We are pleased with this quarter’s 23.6% diluted adjusted earnings per share growth and 8.4% constant currency revenue growth,” said Quintiles Chief Executive Officer Tom Pike. “Product Development revenue growth continued to accelerate, delivering 12.6% growth at constant currency in the first quarter. While our new business bookings were impacted by some customer decisions that were delayed into the second quarter, we had a strong April and our sales pipeline remains strong. We reaffirm our outlook for the year.”

“We are excited about the announcement we made earlier this morning about a definitive agreement to combine with IMS Health in an all-stock merger of equals transaction,” Pike continued. “The combined business will bring together the deep therapeutic, scientific, and domain expertise of Quintiles and the information-powered technology services of IMS Health to help power our customers through the entire product lifecycle.”

The Product Development segment net new business totaled $799 million in the quarter ended March 31, 2016, which translates to a book-to-bill ratio of 0.95. Product Development’s service revenues at constant currency grew 12.6%, or $94.9 million, during the first quarter of 2016 compared to the same period last year. At actual foreign exchange rates, Product Development service revenues were negatively impacted by $6.9 million of unfavorable foreign currency fluctuations, resulting in service revenue growth of 11.7% compared to the same period last year. The constant currency revenue growth resulted from Q2 Solutions and volume-related increases in core clinical services and clinical trial support services, offset by a decline in advisory services. Product Development’s income from operations margin was 22.6% for the first quarter, representing an improvement of 170 basis points compared to the same period last year, including a benefit of 180 basis points from favorable currency fluctuations, offset by an increase in compensation and related expenses and our investment in the growth of our Global Delivery Network.

The Integrated Healthcare Services segment net new business totaled $227 million in the quarter ended March 31, 2016, which translates to a book-to-bill ratio of 0.84. On a constant currency basis, Integrated Healthcare Services’ service revenues declined 3.1%, or $8.8 million, during the first quarter of 2016 compared to the same period last year. At actual foreign exchange rates, Integrated Healthcare Services’ service revenues declined 3.5% to $270.5 million, negatively impacted by $1.2 million from unfavorable foreign currency fluctuations. The constant currency revenue decline resulted from decreases in commercial services due to cancellations from 2015, partially offset by growth in real-world and late phase research services. Integrated Healthcare Services’ income from operations margin was 6.6% for the first quarter, representing an increase of 10 basis points compared to the same period last year, due to higher margins in real world and late phase research and the benefit of 40 basis points from favorable currency fluctuations, partially offset by lower margins in commercial services in North America and Japan and advisory services.

General corporate and unallocated expenses were $25.3 million during the quarter ended March 31, 2016 compared to $26.6 million for the same period last year. Interest expense was $26.0 million during the quarter ended March 31, 2016 compared to $25.3 million for the same period last year.

Other expense, net was $4.5 million during the quarter ended March 31, 2016 compared to other income, net of $2.9 million for the same period last year. Other expense, net for the first quarter of 2016 primarily consisted of $4.2 million of foreign currency net losses.

The GAAP effective income tax rate was 28.6% for the first quarter of 2016 compared to 29.7% for the same period in 2015.

Equity in earnings of unconsolidated affiliates was $2.6 million during the first quarter of 2016 compared to $0.9 million for the same period last year.

Net income attributable to noncontrolling interests was $2.4 million during the quarter ended March 31, 2016, primarily due to the minority interest partner’s share in Q2 Solutions. There was no material net income attributable to noncontrolling interests in the same period last year.

Financial Guidance

The Company is reaffirming its full year 2016 constant currency service revenue growth guidance of a range of between 7.0% and 8.5% compared to full year 2015, and diluted adjusted earnings per share of $3.70 to $3.85 per share, representing growth of 11.1% to 15.6% with diluted GAAP earnings per share between $3.52 and $3.70 per share, and an annual effective income tax rate estimated at approximately 29.0%. This financial guidance assumes March foreign currency exchange rates remain in effect for the remainder of the year and does not reflect the potential impact of any future equity repurchases or the announced merger agreement with IMS Health.

Webcast & Conference Call Details

Quintiles will host a conference call at 9:00 a.m. EST today to discuss its first quarter 2016 financial results. To participate, please dial +1 (855) 710-5091 or +1 (706) 902-0591 outside the United States approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live via webcast on the Investors section of the Quintiles website at www.quintiles.com/investors. An archived replay of the conference call will be available online at www.quintiles.com/investors after 1:00 p.m. EST today.

About Quintiles

Quintiles (NYSE: Q) helps biopharma and other healthcare companies improve their probability of success by connecting insights from our deep scientific, therapeutic and analytics expertise with superior delivery for better outcomes. From advisory through operations, Quintiles is the world’s largest provider of product development and integrated healthcare services, including commercial and observational solutions. Conducting operations in approximately 100 countries, Quintiles is a member of the FORTUNE 500 and has been named to FORTUNE’s list of the “World’s Most Admired Companies.” To learn more, visit www.quintiles.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements reflect, among other things, the Company’s current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements, market trends or industry results to differ materially from those expressed or implied by such forward-looking statements. Therefore, any statements contained herein that are not statements of historical fact may be forward-looking statements and should be evaluated as such. Without limiting the foregoing, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “guidance,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Actual results may differ materially from the Company’s expectations due to a number of factors, including, but not limited to, that most of the Company’s contracts may be terminated on short notice, and that the Company may be unable to maintain large customer contracts or to enter into new contracts; the Company may underprice its contracts, overrun its cost estimates, or fail to receive approval for or experience delays in documenting change orders; the historical indications of the relationship of backlog to revenues may not be indicative of their future relationship; the Company may be unable to maintain information systems or effectively update them; customer or therapeutic concentration could harm the Company’s business; the Company’s business is subject to risks associated with international operations, including economic, political and other risks such as compliance with a myriad of laws and regulations, complications from conducting clinical trials in multiple countries simultaneously and changes in exchange rates; the Company may be unable to successfully identify, acquire and integrate businesses, services and technologies; the Company’s effective income tax rate may fluctuate, which may adversely affect our operations, earnings, and earnings per share; certain of the Company’s corporate governance documents could make an acquisition of the Company more difficult; the Company has substantial indebtedness and may incur additional indebtedness in the future, which could adversely affect the Company’s financial condition; our investments in our customers’ businesses or drugs and our related commercial rights strategies could have a negative impact on our financial performance; we face risks arising from the restructuring of our operations, and risks related to the completion and effects of the announced merger with IMS Health, including, without limitation, the ability to obtain shareholder and regulatory approvals, or the possibility that they may delay the transaction or that such regulatory approval may result in the imposition of conditions that could cause the parties to abandon the transaction, the risk that a condition to closing of the merger may not be satisfied; the ability of IMS Health and Quintiles to integrate their businesses successfully and to achieve anticipated cost savings and other synergies, the possibility that other anticipated benefits of the proposed transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the new combined company’s operations, and the anticipated tax treatment. For a further discussion of the risks relating to the Company’s business, see the “Risk Factors” in Quintiles’ annual report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC, as such factors may be amended or updated from time to time in Quintiles’ subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Quintiles’ filings with the SEC. The Company assumes no obligation to update any such forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Measures

This press release includes adjusted EBITDA, adjusted income from operations, adjusted income from operations margin, adjusted net income and diluted adjusted earnings per share, each of which is a financial measure not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these non-GAAP measures provide useful supplemental information to management and investors regarding the underlying performance of the Company’s business operations and are more indicative of core operating results as they exclude certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business. These non-GAAP measures are performance measures only and are not measures of the Company’s cash flows or liquidity, nor are they alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. Investors and potential investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Internet Posting of Information: The Company routinely posts information that may be important to investors in the ‘Investors’ section of the Company’s website at www.quintiles.com. The Company encourages investors and potential investors to consult the Company’s website regularly for important information about the Company.

Important Information About the Transaction and Where to Find It

In connection with the proposed transaction, IMS Health and Quintiles will be filing documents with the Securities and Exchange Commission (“SEC”), including the filing by Quintiles of a registration statement on Form S-4, and Quintiles and IMS intend to mail a joint proxy statement regarding the proposed transaction to their respective shareholders that will also constitute a prospectus of Quintiles. After the registration statement is declared effective, IMS Health and Quintiles plan to mail to their respective shareholders the definitive joint proxy statement/prospectus and may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document which IMS Health or Quintiles may file with the SEC. Investors and security holders of IMS Health and Quintiles are urged to read the registration statement, the joint proxy statement/prospectus and any other relevant documents, as well as any amendments or supplements to these documents, carefully and in their entirety when they become available because they will contain important information. Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by IMS Health and Quintiles through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of IMS Health or Quintiles at the following:

IMS Health	Quintiles
ir@imshealth.com	InvestorRelations@quintiles.com
+1.203.448.4600	+1.919.998.2590
Investor Relations	4820 Emperor Boulevard
83 Wooster Heights RD	PO Box 13979
Danbury, CT, 06810	Durham, North Carolina 27703

Participants in the Solicitation

IMS Health, Quintiles and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction and related matters. Information regarding IMS Health’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in IMS Health’s Form 10-K for the year ended December 31, 2015 and its proxy statement filed on February 22, 2016, which are filed with the SEC. Information regarding Quintiles’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Quintiles’s Form 10-K for the year ended December 31, 2015 and its proxy statement filed on March 21, 2016, which are filed with the SEC. Additional information will be available in the registration statement on Form S-4 and the joint proxy statement/prospectus when they become available.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contact:	Phil Bridges, Media Relations (phil.bridges@quintiles.com)
+ 1.919.998.1653 (office) +1.919.457.6347 (mobile)
Todd Kasper, Investor Relations (InvestorRelations@quintiles.com)
+1.919.998.2590

QUINTILES TRANSNATIONAL HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2016	2015

Service revenues	$1,108,022	$1,029,974
Reimbursed expenses	382,063	317,619

Total revenues	1,490,085	1,347,593
Costs of revenue, service costs	700,566	661,827
Costs of revenue, reimbursed expenses	382,063	317,619
Selling, general and administrative	225,516	219,606
Restructuring costs	3,144	5,324

Income from operations	178,796	143,217
Interest income	(630)	(870)
Interest expense	25,959	25,340
Other expense (income), net	4,506	(2,861)

Income before income taxes and equity in earnings of unconsolidated affiliates	148,961	121,608
Income tax expense	42,577	36,088

Income before equity in earnings of unconsolidated affiliates	106,384	85,520
Equity in earnings of unconsolidated affiliates	2,642	911

Net income	109,026	86,431
Net income attributable to noncontrolling interests	(2,358)	(33)

Net income attributable to Quintiles Transnational Holdings Inc.	$106,668	$86,398

Earnings per share attributable to common shareholders:
Basic	$0.89	$0.69
Diluted	$0.88	$0.68
Weighted average common shares outstanding:
Basic	119,448	124,504
Diluted	121,438	127,454

QUINTILES TRANSNATIONAL HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	March 31,	December 31,
	2016	2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,053,212	$977,151
Restricted cash	3,566	2,478
Trade accounts receivable and unbilled services, net	1,175,597	1,165,749
Prepaid expenses	55,845	50,624
Deferred income taxes	—	100,978
Income taxes receivable	22,302	34,089
Investments in debt, equity and other securities	36,711	—
Other current assets and receivables	89,923	80,916

Total current assets	2,437,156	2,411,985

Property and equipment, net	189,011	188,393
Investments in debt, equity and other securities	32,765	32,911
Investments in unconsolidated affiliates	52,779	52,382
Goodwill	719,651	719,740
Other identifiable intangibles, net	362,260	368,106
Deferred income taxes	94,850	42,684
Deposits and other assets	94,467	110,115

Total assets	$3,982,939	$3,926,316

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$852,315	$906,241
Unearned income	618,928	584,646
Income taxes payable	29,541	35,173
Current portion of long-term debt and obligations held under capital leases	48,517	48,513
Other current liabilities	28,837	19,603

Total current liabilities	1,578,138	1,594,176
Long-term debt and obligations held under capital leases, less current portion	2,408,555	2,419,293
Deferred income taxes	14,849	65,702
Other liabilities	187,338	182,826

Total liabilities	4,188,880	4,261,997

Commitments and contingencies
Shareholders’ deficit:
Common stock and additional paid-in capital, 300,000 shares authorized, $0.01 par value, 119,629 and 119,378 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	25,915	8,784
Accumulated deficit	(354,967)	(461,635)
Accumulated other comprehensive loss	(105,758)	(111,366)

Deficit attributable to Quintiles Transnational Holdings Inc.’s shareholders	(434,810)	(564,217)
Noncontrolling interests	228,869	228,536

Total shareholders’ deficit	(205,941)	(335,681)

Total liabilities and shareholders’ deficit	$3,982,939	$3,926,316

QUINTILES TRANSNATIONAL HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2016	2015
Operating activities:
Net income	$109,026	$86,431
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	31,724	30,329
Amortization of debt issuance costs and discount	1,686	1,677
Amortization of accumulated other comprehensive loss on terminated interest rate swaps	3,100	—
Share-based compensation	8,690	9,574
Loss (earnings) from unconsolidated affiliates	1,569	(911)
Provision for (benefit from) deferred income taxes	4,718	(884)
Excess income tax benefits from share-based award activities	(2,198)	(9,077)
Changes in operating assets and liabilities:
Change in accounts receivable, unbilled services and unearned income	22,575	(63,460)
Change in other operating assets and liabilities	(68,776)	(118,011)

Net cash provided by (used in) operating activities	112,114	(64,332)
Investing activities:
Acquisition of property, equipment and software	(26,199)	(16,432)
Purchase of trading securities	(36,941)	—
Proceeds from corporate owned life insurance policies	20,938	—
Investments in unconsolidated affiliates, net of payments received	(1,864)	(2,542)
Other	594	666

Net cash used in investing activities	(43,472)	(18,308)
Financing activities:
Payment of debt issuance costs	—	(19)
Repayment of debt and principal payments on capital lease obligations	(12,523)	(1,210)
Stock issued under employee stock purchase and option plans	5,335	18,494
Excess income tax benefits from share-based award activities	2,198	9,077

Net cash (used in) provided by financing activities	(4,990)	26,342
Effect of foreign currency exchange rate changes on cash	12,409	(31,992)

Increase (decrease) in cash and cash equivalents	76,061	(88,290)
Cash and cash equivalents at beginning of period	977,151	867,358

Cash and cash equivalents at end of period	$1,053,212	$779,068

QUINTILES TRANSNATIONAL HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED SEGMENT OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2016	2015

Service revenues
Product Development	$837,479	$749,529
Integrated Healthcare Services	270,543	280,445

Total service revenues	1,108,022	1,029,974

Costs of revenue, service costs
Product Development	484,640	437,422
Integrated Healthcare Services	215,926	224,405

Total costs of revenue, service costs	700,566	661,827

Selling, general and administrative
Product Development	163,553	155,108
Integrated Healthcare Services	36,691	37,922
General corporate and unallocated	25,272	26,576

Total selling, general and administrative	225,516	219,606

Income from operations
Product Development	189,286	156,999
Integrated Healthcare Services	17,926	18,118
General corporate and unallocated	(25,272)	(26,576)
Restructuring costs	(3,144)	(5,324)

Total income from operations	$178,796	$143,217

QUINTILES TRANSNATIONAL HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2016	2015
Adjusted EBITDA
Net income attributable to Quintiles Transnational Holdings Inc.	$106,668	$86,398
Interest expense, net	25,329	24,470
Income tax expense	42,577	36,088
Depreciation and amortization	31,724	30,329
Restructuring costs	3,144	5,324
Adjustment to estimated contingent consideration	—	1,287

Adjusted EBITDA	$209,442	$183,896

Adjusted Income from Operations
Income from operations	$178,796	$143,217
Restructuring costs	3,144	5,324

Adjusted income from operations	$181,940	$148,541

Adjusted Net Income
Net income attributable to Quintiles Transnational Holdings Inc.	$106,668	$86,398
Restructuring costs	3,144	5,324
Noncontrolling interests effect of non-GAAP adjustments (1)	(642)	—
Adjustment to estimated contingent consideration	—	1,287
Tax effect of adjustments (2)	(891)	(1,773)

Adjusted net income	$108,279	$91,236

Diluted weighted average common shares outstanding	121,438	127,454
Diluted adjusted earnings per share	$0.89	$0.72

(1)	Reflects the portion of Q2 Solutions’ after-tax non-GAAP adjustments attributable to the minority interest partner.
(2)	The tax effect of adjustments was based on the income tax rate of the respective transactions i) restructuring costs were tax effected at 28.3% and 33.3% during the three months ended March 31, 2016 and 2015, respectively and ii) contingent consideration was not tax effected as it represents a permanent difference between book and tax income.

QUINTILES TRANSNATIONAL HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Continued)

(in millions, except per share data)

(unaudited)

Reconciliation of GAAP to Non-GAAP Full Year 2016 Guidance

	Adjusted Net Income		Diluted Adjusted Earnings Per Share
	Low	High	Low	High
Net income attributable to Quintiles and diluted earnings per share	$432	$454	$3.52	$3.70
Restructuring costs, net of tax and noncontrolling interests (1)	22	19	0.18	0.15

Adjusted net income and diluted adjusted earnings per share	$454	$473	3.70	3.85

(1)	Restructuring costs are adjusted for the portion attributable to the minority interest partner in Q2 Solutions and are tax effected at approximately 30.0%.

Note: Totals may not sum due to rounding.